               Exhibit 99.1

FOR IMMEDIATE RELEASE                                     Contact:
Mike Van Handel
Manpower Inc.
+1.414.906.6305
michael.vanhandel@manpower.com

Manpower Reports 1st Quarter 2010 Results

MILWAUKEE, WI, USA, April 21, 2010 – Manpower Inc. (NYSE: MAN) today reported that net earnings for the three months ended March 31, 2010 were $2.8 million, or 4 cents per diluted share, compared to a loss of $1.8 million, or 2 cents per diluted share, a year earlier. Revenues for the first quarter were $4.1 billion, an increase of 13% from the year earlier period, or 5% in constant currency.

Net earnings in the first quarter were favorably impacted by 3 cents per diluted share, as foreign currencies were relatively stronger compared to the prior year period..

In December 2009 the French government published changes to its business tax law effective in 2010.  Under the new law, a component of the business tax calculation is based upon added value (revenue less expenses as defined in the legislation).  Under U.S. Generally Accepted Accounting Principles (GAAP), a tax of this nature is classified as a component of the income tax provision.  Accordingly, the charge of $13.7 million related to this business tax was included in our provision for income taxes in the quarter.  Previously this amount would have been classified as a component of Cost of Services.  The amount of the business tax did not change materially as a result of the new calculation and, therefore, net earnings were not impacted.

Jeffrey A. Joerres, Manpower Inc. Chairman and Chief Executive Officer, said, “The Manpower team throughout the world performed extremely well.  We were able to exceed our anticipated revenue plans while we effectively managed our expenses.  In all major geographies we are experiencing strong cyclical trends and even stronger secular trends as companies need to respond to the increased demand but want to remain agile.

“Our major geographies, the U.S., France, Germany, U.K. and others, all have stronger revenue trajectories exiting the first quarter.

“In early April we completed the acquisition of COMSYS IT Partners, Inc.  This acquisition is an important component of our strategy, when coupled with our organic growth, as we aggressively expand our presence in the specialty staffing area.

"We anticipate that favorable economic trends will continue into the second quarter, resulting in earnings per share of 14 cents to 22 cents.  This includes a negative impact of 10 cents per share related to the COMSYS acquisition. We anticipate the impact of currency changes on the quarter will be negligible.”

In conjunction with its first quarter earnings release, Manpower will broadcast its conference call live over the Internet on April 21, 2010 at 7:30 a.m. CDT (8:30 a.m. EDT). Interested parties are invited to listen to the webcast and view the presentation by logging on to http://investor.manpower.com.

Supplemental financial information referenced in the conference call can be found at http://investor.manpower.com.

About Manpower Inc.
Manpower Inc. (NYSE: MAN) is a world leader in workforce solutions; creating and delivering services that enable its clients to win in the changing world of work. With more than 60 years of experience, Manpower offers employers a range of solutions and services for the entire employment and business cycle including permanent, temporary and contract recruitment; employee assessment and selection; training; outplacement; outsourcing and consulting. Manpower's worldwide network of nearly 4000 offices in 82 countries and territories enables the company to meet the needs of its 400,000 clients per year, including small and medium size enterprises in all industry sectors, as well as the world's largest multinational corporations. The focus of Manpower's work is on raising productivity through improved quality, efficiency and cost-reduction across their total workforce, enabling clients to concentrate on their core business activities. Manpower Inc. operates under five brands: Manpower, Manpower Professional, Elan, Jefferson Wells and Right Management. More information on Manpower Inc. is available at www.manpower.com.

Forward-Looking Statements
This news release contains statements, including statements regarding economic trends and future profitability, that are forward-looking in nature and, accordingly, are subject to risks and uncertainties regarding the Company’s expected future results. The Company’s actual results may differ materially from those described or contemplated in the forward-looking statements. Factors that may cause the Company’s actual results to differ materially from those contained in the forward-looking statements can be found in the Company’s reports filed with the SEC, including the information under the heading ‘Risk Factors’ in its Annual Report on Form 10-K for the year ended December 31, 2009, which information is incorporated herein by reference.

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Manpower Inc.
Results of Operations
(In millions, except per share data)

	Three Months Ended March 31
			% Variance
			Amount	Constant
	2010	2009	Reported	Currency
	(Unaudited)
Revenues from services (a) (b)	$4,099.3	$3,643.0	12.5%	5.1%
Cost of services	3,397.8	2,977.3	14.1%	6.6%
Gross profit	701.5	665.7	5.4%	-1.4%
Selling and administrative expenses	668.9	664.3	0.7%	-5.5%
Operating profit	32.6	1.4	N/A	N/A
Interest and other expenses	12.9	11.9	8.7%
Earnings (loss) before income taxes	19.7	(10.5)	N/A	N/A
Provision for income taxes	16.9	(8.7)	N/A
Net earnings (loss)	$2.8	$(1.8)	N/A	N/A
Net earnings (loss) per share - basic	$0.04	$(0.02)	N/A
Net earnings (loss) per share - diluted	$0.04	$(0.02)	N/A	N/A
Weighted average shares - basic	78.6	78.1	0.6%
Weighted average shares - diluted	79.9	78.1	2.2%

(a) Revenues from services include fees received from our franchise offices of $4.6 million and $5.1 million for the three months ended March 31, 2010 and 2009, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $193.9 million and $158.9 million for the three months ended March 31, 2010 and 2009, respectively.

(b) Our 2009 results have been restated as disclosed in Note 16 to the Consolidated Financial Statements included in our 2009 Annual Report to Shareholders.

Manpower Inc.
Operating Unit Results
(In millions)

	Three Months Ended March 31
			% Variance
			Amount	Constant
	2010	2009	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (a)	$442.1	$373.8	18.3%	18.3%
Other Americas	294.5	219.2	34.4%	22.8%
	736.6	593.0	24.2%	19.9%

France	1,107.5	956.9	15.7%	9.3%
EMEA:
Italy	234.2	220.4	6.3%	0.4%
Other EMEA (b)	1,379.6	1,258.8	9.6%	0.4%
	1,613.8	1,479.2	9.1%	0.4%
Asia Pacific	497.5	425.2	17.0%	5.3%
Right Management	103.3	136.0	-24.0%	-27.9%
Jefferson Wells	40.6	52.7	-22.9%	-22.9%
	$4,099.3	$3,643.0	12.5%	5.1%
Operating Unit (Loss) Profit:
Americas:
United States (a)	$(8.4)	$(14.5)	N/A	N/A
Other Americas	9.6	4.8	101.0%	87.1%
	1.2	(9.7)	N/A	N/A

France	0.2	1.0	-83.9%	-69.7%
EMEA:
Italy	6.8	1.4	386.1%	362.9%
Other EMEA (b)	16.8	(3.4)	N/A	N/A
	23.6	(2.0)	N/A	N/A
Asia Pacific	12.5	12.1	3.6%	-9.3%
Right Management	12.5	29.1	-56.9%	-58.1%
Jefferson Wells	(4.7)	(7.5)	N/A	N/A
	45.3	23.0
Corporate expenses	(26.4)	(21.6)
Reclassification of French business tax	13.7	-
Operating profit	32.6	1.4	N/A	N/A
Interest and other expenses (c)	(12.9)	(11.9)
Earnings (loss) before income taxes	$19.7	$(10.5)

(a) In the United States, revenues from services include fees received from our franchise offices of $2.5 million and $2.0 million for the three months ended March 31, 2010 and 2009, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $132.2 million and $94.9 million for the three months ended March 31, 2010 and 2009, respectively.

(b) Our 2009 results have been restated as disclosed in Note 16 to the Consolidated Financial Statements included in our 2009 Annual Report to Shareholders.

(c) The components of interest and other expenses were:
	2010	2009
Interest expense	$11.1	$13.1
Interest income	(1.6)	(4.4)
Foreign exchange losses	1.9	0.5
Miscellaneous expenses, net	1.5	2.7
	$12.9	$11.9

Manpower Inc.
Consolidated Balance Sheets
(In millions)

	Mar. 31	Dec. 31
	2010	2009
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$943.8	$1,014.6
Accounts receivable, net	3,075.7	3,070.8
Prepaid expenses and other assets	202.4	179.6
Future income tax benefits	55.7	67.4
Total current assets	4,277.6	4,332.4
Other assets:
Goodwill and other intangible assets, net	1,334.9	1,357.5
Other assets	339.9	347.5
Total other assets	1,674.8	1,705.0
Property and equipment:
Land, buildings, leasehold improvements and equipment	666.2	703.6
Less: accumulated depreciation and amortization	503.6	527.2
Net property and equipment	162.6	176.4
Total assets	$6,115.0	$6,213.8
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,008.7	$944.4
Employee compensation payable	159.4	187.8
Accrued liabilities	465.8	465.9
Accrued payroll taxes and insurance	515.4	572.0
Value added taxes payable	401.2	391.2
Short-term borrowings and current maturities of long-term debt	42.2	41.7
Total current liabilities	2,592.7	2,603.0
Other liabilities:
Long-term debt	675.5	715.6
Other long-term liabilities	360.2	358.7
Total other liabilities	1,035.7	1,074.3
Shareholders' equity:
Common stock	1.0	1.0
Capital in excess of par value	2,555.5	2,544.2
Retained earnings	1,112.4	1,109.6
Accumulated other comprehensive income	43.9	106.9
Treasury stock, at cost	(1,226.2)	(1,225.2)
Total shareholders' equity	2,486.6	2,536.5
Total liabilities and shareholders' equity	$6,115.0	$6,213.8

Manpower Inc.
Consolidated Statements of Cash Flows
(In millions)

	Three Months Ended
	Mar. 31
	2010	2009
	(Unaudited)
Cash Flows from Operating Activities:
Net earnings (loss)	$2.8	$(1.8)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	21.4	23.2
Deferred income taxes	(9.5)	2.0
Provision for doubtful accounts	4.1	6.6
Share-based compensation	5.5	4.1
Excess tax benefit on exercise of stock options	(0.1)	(0.1)
Changes in operating assets and liabilities, excluding the impact of acquisitions:
Accounts receivable	(127.1)	572.3
Other assets	(35.6)	(41.5)
Other liabilities	95.5	(315.0)
Cash (used in) provided by operating activities	(43.0)	249.8
Cash Flows from Investing Activities:
Capital expenditures	(7.8)	(8.9)
Acquisitions of businesses, net of cash acquired	(0.1)	(10.6)
Proceeds from the sale of property and equipment	0.3	1.0
Cash used in investing activities	(7.6)	(18.5)
Cash Flows from Financing Activities:
Net change in short-term borrowings	0.2	(17.0)
Proceeds from long-term debt	1.5	77.6
Repayments of long-term debt	(0.7)	(116.1)
Proceeds from share-based awards	4.9	4.7
Excess tax benefit on exercise of stock options	0.1	0.1
Cash provided by (used in) financing activities	6.0	(50.7)
Effect of exchange rate changes on cash	(26.2)	(53.6)
Change in cash and cash equivalents	(70.8)	127.0
Cash and cash equivalents, beginning of period	1,014.6	874.0
Cash and cash equivalents, end of period	$943.8	$1,001.0